Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278624

Prospectus Supplement
(To Prospectus dated April 11, 2024)
$750,000,000

Enact Holdings, Inc.
6.250% Senior Notes due 2029
Enact Holdings, Inc. (“Enact”) is offering $750,000,000 aggregate principal amount of its 6.250% Senior Notes due 2029 (the “notes”). The notes will bear interest at a rate of 6.250% per year, payable semi-annually in arrears on May 28 and November 28 of each year, beginning on November 28, 2024. The notes will mature on May 28, 2029 unless earlier redeemed. We may redeem the notes at any time or from time to time, in whole or in part, at the applicable redemption price as described in this prospectus supplement in the section entitled “Description of the Notes—Optional Redemption.”
The notes will be Enact’s general unsecured, senior obligations and will rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated; senior in right of payment to Enact’s existing and future obligations that are expressly subordinated in right of payment to the notes; effectively subordinated to any of Enact’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future liabilities, including secured borrowings, claims with respect to insured policies and trade payables, of its subsidiaries, as well as the guarantee obligations of our direct subsidiary Enact Mortgage Holdings, LLC with respect to our revolving credit facility and any future guarantees by our subsidiaries of other Enact indebtedness.
The notes will not be listed on any securities exchange or automated dealer quotation system.
Investing in the notes involves risks. You should carefully consider the discussion under “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	99.953%	$749,647,500
Underwriting discount	0.600%	$4,500,000
Proceeds to Enact Holdings, Inc. (before expenses)(1)	99.353%	$745,147,500
(1)	Plus accrued interest, if any, from, and including, May 28, 2024, if delivery of the notes occurs after that date.

The underwriters expect to deliver the notes to purchasers in registered book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and its indirect participants, against payment in New York, New York on or about May 28, 2024. See “Underwriting—Alternative Settlement Cycle.”
Joint Book-Running Managers
J.P. Morgan	Citigroup	Goldman Sachs & Co. LLC
Barclays		Truist Securities
Prospectus Supplement dated May 22, 2024

Prospectus Supplement
Prospectus
S-i

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The financial information presented in this prospectus supplement has been prepared in accordance with generally accepted accounting principles in the United States.
The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law.
Persons who come to possess this prospectus supplement and the accompanying prospectus are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement contains the terms of this offering and of the notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information contained in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under the caption “Where You Can Find More Information” in the accompanying prospectus and under the caption “Incorporation by Reference” in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires (including as noted in “Description of the Notes” herein), references in this prospectus to “Enact,” the “Company,” “we,” “us” and “our” refer to Enact Holdings, Inc. and its subsidiaries. Trademarks and service marks in this prospectus supplement and the accompanying prospectus appear in italic type and are the property of or licensed by us.
References herein to “$” and “dollars” are to the currency of the United States. References to “SEC” are to the U.S. Securities and Exchange Commission.
S-iii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents to which we refer you herein and therein include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results and the quotations of management. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus supplement.
Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:
•
inability to continue to maintain the private mortgage insurer eligibility requirements (“PMIERs”) or any other restrictions imposed on us by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, government-sponsored enterprises collectively referred to as the “GSEs”;

•	deterioration in economic conditions or a decline in home prices, including a severe recession;
•	uncertainty around the time loans remain in our delinquent inventory including effects of forbearance programs and foreclosure timing;
•	uncertainty of our loss reserve estimates or inaccuracies in our models;
•	competition for our customers or the loss of a significant customer;
•	changes to the charters or practices of the GSEs, including actions or decisions to decrease or discontinue the use of mortgage insurance;
•	lenders or investors seeking alternatives to private mortgage insurance;
•	risks related to emerging and changing technologies, including artificial intelligence;
•	failure of our risk management or loss mitigation strategies;
•	fluctuations and continued increases in interest rates;
•	limited availability of capital and the need to seek additional capital on unfavorable terms;
•	limited availability of reinsurance;
•	adverse actions by rating agencies;
•	competition with government-owned enterprises and GSEs;
•	failure to manage the risk in our investment portfolio;
•	disruption in the servicing of mortgages covered by our insurance policies or poor servicer performance;
•	unanticipated claims arising under and risks associated with our delegated underwriting program or contract underwriting program;
•	inadequacy of the premiums we charge to compensate for the losses we incur;
•	decrease in the volume of Low-Down Payment Loan originations;
•	failure to protect our confidential customer information;
•	adverse changes in regulatory requirements;
•	inability to maintain sufficient regulatory capital;
•	risks relating to our continuing relationship with our parent;
•	changes in tax laws;
•	litigation, regulatory investigations or other actions;
S-iv

•	inability to attract and retain key employees;
•	failure or any compromise of the security of our computer systems, disaster recovery systems, business continuity plans and failures to safeguard or breaches of confidential information; and
•	occurrence of natural or man-made disasters or public health emergencies, including pandemics and disasters caused or exacerbated by climate change.
These risks and those incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on February 29, 2024 (the “Annual Report”), are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results.
We are not under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Accordingly, before you invest in the notes, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.
S-v

SUMMARY
This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of this offering and our business, you should read this entire prospectus supplement, including the section entitled “Risk Factors” herein and in our Annual Report incorporated by reference herein, the accompanying prospectus, any related free writing prospectus we have authorized and all documents we have filed with SEC that are incorporated by reference herein or therein.
Our Company
Enact is a leading private mortgage insurance company serving the United States housing finance market since 1981 with a mission to help people buy a house and keep it their home. We operate in all 50 states and the District of Columbia. Our principal mortgage insurance customers are originators of residential mortgage loans who typically determine which mortgage insurer or insurers they will use for the placement of mortgage insurance written on loans they originate.
Our address is 8325 Six Forks Road, Raleigh, North Carolina 27615. Enact Holdings, Inc. is incorporated in Delaware.
Our common stock is listed on the Nasdaq Stock Market under the symbol “ACT.”
The mailing address of our principal executive offices is 8325 Six Forks Road, Raleigh, North Carolina 27615. Our telephone number is (919) 846-4100. For more information regarding our business, please refer to Item 1 of our Annual Report, which is incorporated herein by reference.

THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. For a more complete description of the terms of the notes, including definitions of certain terms used in this summary, please refer to the section in this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of the Debt Securities.”
Issuer
Enact Holdings, Inc., a Delaware corporation.
Securities Offered
$750,000,000 aggregate principal amount of 6.250% Senior Notes due 2029 (the “notes”).
Maturity Date
The notes will mature on May 28, 2029.
Issue Price
99.953%.
Interest
Interest on the notes will accrue at a rate equal to 6.250% per annum. Interest on the notes will be payable semi-annually in arrears on May 28 and November 28 of each year, beginning November 28, 2024, except as described in this prospectus supplement.
Optional Redemption
Prior to April 28, 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
See “Description of the Notes—Optional Redemption.”
Ranking
The notes will be our senior unsecured obligations and will rank:
•	senior in right of payment to any of our existing and future indebtedness that is expressly subordinated in right of payment to the notes;
•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;
•	effectively subordinated to any secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future liabilities, including secured borrowings, claims with respect to insured policies and trade payables, of our subsidiaries, as well as the guarantee obligations of our direct subsidiary Enact Mortgage Holdings, LLC with respect to our revolving credit facility and any future guarantees by our subsidiaries of other Enact indebtedness.

See “Description of the Notes—Ranking.”
As of March 31, 2024, Enact had outstanding $750 million principal amount of 6.500% Senior Notes due August 2025 (the “Senior Notes due 2025”). On June 30, 2022, Enact entered into a five-year unsecured revolving credit facility with a syndicate of lenders in the initial aggregate principal amount of $200 million, with an ability for Enact to increase the commitments under the credit facility, on an uncommitted basis, by an additional aggregate principal amount of up to $100 million. The credit facility remained undrawn as of March 31, 2024 and to date. As of March 31, 2024, our subsidiaries did not have any indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively or structurally rank senior to the notes. See “Description of the Notes—Ranking.”
As adjusted to reflect the sale of the notes we are offering by this prospectus supplement and the application of net proceeds as set forth in “Use of Proceeds,” Enact’s total unconsolidated debt as of March 31, 2024 would have been approximately $742.3 million and would have represented approximately 13.6% of Enact’s total capitalization as of that date. See “Use of Proceeds” and “Capitalization.”
The indenture governing the notes does not limit the amount of debt that we may incur.
Use of Proceeds
The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $742.7 million.
We intend to use the net proceeds from this offering, together with other legally available funds, to redeem our Senior Notes due 2025 in accordance with the terms of the related indenture. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, our outstanding Senior Notes due 2025. Any such notice, if given, will only be given in accordance with the provisions of the indenture governing the Senior Notes due 2025.
Conflicts of Interest
As described in “Use of Proceeds,” we intend to use the net proceeds of this offering, together with other legally available funds, to redeem our Senior Notes due 2025. Certain of the underwriters (or their affiliates or associated persons) may be holders of our Senior Notes due 2025 and would receive a portion of the proceeds from this offering as a result of the redemption of our Senior Notes due 2025. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds from this offering as a result of the redemption of our Senior Notes due 2025, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which, among other things, requires that any underwriter with a “conflict of interest” under FINRA Rule 5121 may not confirm sales to any discretionary accounts without receiving prior specific written approval from the account holder. A qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” and “Underwriting—Other Relationships.”
Book-Entry Form
The notes will initially be issued in book-entry form, represented by one or more global certificates deposited with, or on behalf of DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Interests in the global certificates may be exchanged for certificated securities only in limited circumstances. See “Description of the Notes—Book-Entry, Settlement and Clearance.”
Absence of a Public Market for the Notes
The notes are a new issue of securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.
U.S. Federal Income Tax Considerations
For a discussion of certain U.S. federal income tax consequences of holding and disposing of the notes, see “Certain U.S. Federal Income Tax Considerations.”
Trustee
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
You should carefully consider the discussion under “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we have filed with the SEC, including our Annual Report, that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the notes.

RISK FACTORS
Before investing in the notes, you should carefully consider all of the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus authorized by us, including the risk factors set forth below as well as the risk factors discussed in our Annual Report. In addition to the risks set forth below, new risks may emerge from time to time, and it is not possible to predict all risk factors or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.
Risk Related to the Notes
The notes are unsecured, are effectively subordinated to any of Enact’s future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including their borrowings and guarantee liabilities, claims with respect to insured policies and trade payables.
The notes will rank equal in right of payment to our existing and future liabilities that are not expressly subordinated in right of payment to the notes. In addition, the notes are unsecured and effectively subordinated in right of payment to any of Enact’s future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including their borrowings, claims with respect to insured policies and trade payables, as well as the guarantee obligations of our direct subsidiary Enact Mortgage Holdings, LLC with respect to the revolving credit facility and any future guarantees by our subsidiaries of other Enact indebtedness. See “—The indenture under which the notes will be issued will not restrict Enact from incurring additional debt and will contain only limited protection for holders of the notes if Enact is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction” and “Description of Other Indebtedness.”
As of March 31, 2024, Enact had no secured indebtedness outstanding and $750 million principal amount of Senior Notes due 2025 outstanding, which would rank equally in right of payment with the notes offered hereby. We intend to use the net proceeds from this offering, together with other legally available funds, to redeem our Senior Notes due 2025 in accordance with the terms of the related indenture. See “Use of Proceeds.”
In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other debt will be available to pay obligations on the notes only after the secured debt has been paid in full. We may not have sufficient assets to pay any or all of the amounts due on the notes then outstanding. See “Description of the Notes—Ranking.” After giving effect to the issuance of the notes offered hereby and the application of net proceeds as set forth in “Use of Proceeds,” Enact’s total unconsolidated debt as of March 31, 2024 would have been approximately $742.3 million and would have represented approximately 13.6% of Enact’s total capitalization as of that date. See “Capitalization.”
The indenture under which the notes will be issued will not restrict Enact from incurring additional debt and will contain only limited protection for holders of the notes if Enact is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The indenture under which the notes will be issued may not sufficiently protect holders of notes if Enact is involved in certain transactions, including a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture will not contain any provisions restricting Enact’s ability, or the ability of our subsidiaries, to:
•	incur additional debt, including debt senior in right of payment to the notes;
•	pay dividends on or purchase or redeem capital stock;
•	sell assets (other than certain restrictions on Enact’s ability to consolidate, merge or sell all or substantially all of its assets and its ability to sell the stock of certain subsidiaries);
•	enter into transactions with affiliates;
•	create liens (other than certain conditions to creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions; or
•	create restrictions or conditions on the payment of dividends or other amounts to Enact from its subsidiaries.

Enact regularly evaluates opportunities to finance its operations and, in addition to having entered into the revolving credit facility, may in the future enter into one or more credit facilities to provide for additional financing capacity. While such a facility may improve Enact’s access to liquidity, it would also result in the incurrence of additional indebtedness which could be secured or senior to the notes.
Additionally, the indenture will not require Enact to offer to purchase the notes in connection with a change of control or require that Enact adhere to any financial tests or ratios or specified levels of net worth. Enact’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing Enact’s ability to make payments on the notes when due.
If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.
The notes are a new issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have indicated to us that they intend to make a market for the notes after the offering is completed as permitted by applicable law and regulations. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may be unable to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of notes, regardless of our prospects or financial performance.
An adverse rating of the notes, or a downgrade or potential downgrade of our credit ratings, may cause the trading price of the notes to fall.
Credit ratings are limited in scope, and do not address all material risks related to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Rating agencies may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price or liquidity of the notes could significantly decline. A downgrade or potential downgrade of our credit ratings may also cause the trading price of the notes to decline. Ratings on the notes are not a recommendation to buy the notes and such ratings may be withdrawn or changed at any time.
We may redeem your notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.
The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Owners of book-entry interests will not be considered owners or holders of the notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

We cannot assure you as to the market price for the notes; therefore, you may suffer a loss.
We cannot assure you as to the market price for the notes. If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:
•	the number of potential buyers;
•	the level of liquidity of the notes;
•	our credit ratings published by major credit ratings agencies;
•	our financial performance;
•	the amount of total indebtedness we have outstanding;
•	the level, direction and volatility of market interest rates generally;
•	the market for similar securities;
•	the repayment and redemption features of the notes; and
•	the time remaining until the notes mature.
As a result of these and other factors, you may not be able to sell your notes or may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
Risks Related to Liquidity and Financing
Enact’s sources of liquidity may be insufficient to fund its obligations and we may not have the ability to raise the funds necessary to pay the principal of or interest on the notes.
Enact serves as the holding company for its operating subsidiaries and does not have any operations of its own. Because its operations are conducted through its subsidiaries, substantially all of its consolidated assets are held by its subsidiaries and most of its cash flow, and consequently, its ability to pay any amounts due on the notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to it in the form of dividends or permitted payments under tax-sharing arrangements, supplemented with borrowings. However, the notes are exclusively Enact’s obligations, and are not guaranteed by any of its subsidiaries. Enact’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments.
The ability of Enact’s mortgage insurance subsidiaries to pay dividends to Enact is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled. As a result, Enact may be unable to gain access to the cash flow or assets of its insurance subsidiaries. In particular, our insurance subsidiaries may pay dividends only from unassigned surplus; payments made from sources other than unassigned surplus, such as paid-in and contributed surplus, are categorized as distributions.
At maturity, the entire principal amount of the notes then outstanding, plus any accrued and unpaid interest, will become due and payable. We must pay interest in cash on the notes on May 28 and November 28 of each year, beginning on November 28, 2024. We may not have enough available cash or be able to obtain sufficient financing at the time we are required to make these payments. Furthermore, our ability to make these payments may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to pay interest when due, if uncured for 30 days, or our failure to pay the principal amount when due will constitute an event of default under the indenture. A default under the indenture could also lead to a default under agreements governing other existing or future indebtedness. If the repayment of that indebtedness is accelerated as a result of a default, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes.
A default under our credit facility could trigger an event of default under the terms of our senior notes.
Enact is party to a $200 million unsecured revolving credit facility entered into with a syndicate of bank lenders. The terms of the credit facility include the ability for Enact to increase the commitments under the credit facility, on an uncommitted basis, by an additional aggregate principal amount of up to $100 million. As of March 31, 2024 and to date, no borrowings were outstanding under our credit facility. The credit facility contains certain restrictive covenants that, among other things, provide certain limitations on our ability to incur additional indebtedness, make investments, create liens, transfer or dispose of assets, merge with or acquire other companies and pay dividends. The credit facility also requires us to comply with certain financial covenants as well as with all applicable financial requirements imposed pursuant to PMIERs. A failure to comply with these covenants or the other terms of the credit facility could result in an event of default thereunder, which may trigger an event of default under the terms of our senior notes, including the notes offered hereby. An event of default occurs under the terms of our senior notes, including the notes offered hereby, if a default (a) in any scheduled payment of principal of other indebtedness by Enact or its subsidiaries of more than $100 million principal amount occurs, after giving effect to any applicable grace period or (b) in the performance of any term or provision of any indebtedness of Enact or its subsidiaries in excess of $100 million principal amount occurs that results in the acceleration of the date such indebtedness is due and payable, subject to certain limited exceptions.
Increased leverage may harm our financial condition and results of operations.
Upon the sale of the notes we are offering by this prospectus supplement and the application of net proceeds as set forth in “Use of Proceeds,” Enact’s total unconsolidated debt as of March 31, 2024 would have been approximately $742.3 million and would have represented approximately 13.6% of Enact’s total capitalization as of that date. See “Capitalization.” The indenture for the notes will not restrict our ability to incur additional indebtedness, including indebtedness that may be secured and/or senior to the notes. We may also incur additional long-term indebtedness or obtain working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations including:
•	increasing our vulnerability to adverse economic and industry conditions;
•	limiting our ability to obtain additional financing;
•	requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;
•	making it more difficult for us to retain our existing credit ratings;
•	making it more difficult to conduct our business successfully or to grow our business, or limiting our flexibility in planning for, or reacting to, changes in our business; and
•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.
We cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. Our cash needs may increase if, among other things, we make acquisitions, investments, or enter into strategic transactions or initiatives in furtherance of our business strategy, including repayment, repurchases or redemptions of existing indebtedness or other securities. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the notes or any indebtedness which we may incur in the future (which may be secured and/or senior to the notes), we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness, including the notes. If the repayment of that indebtedness is accelerated as a result of a default, then we may not have sufficient funds to repay that indebtedness or to pay the principal of or interest on the notes. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.
We may not be able to refinance our indebtedness on favorable terms, if at all. Our inability to refinance our indebtedness, including the notes, could materially and adversely affect our liquidity and our ongoing results of operations.
Our ability to refinance our indebtedness will depend in part on our operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond our control. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense. A refinancing of our indebtedness could also require us to comply with more onerous covenants than at present and restrict our business operations. Our inability to refinance our indebtedness or to do so upon attractive terms could materially and adversely affect our business, prospects, results of operations, financial condition and cash flows, and make us more vulnerable to adverse industry and general economic conditions.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $742.7 million, after deducting the estimated underwriting discount and estimated offering expenses. We cannot assure you that this offering will be completed.
We intend to use the net proceeds from this offering, together with other legally available funds, to redeem our Senior Notes due 2025 in accordance with the terms of the related indenture. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, our outstanding Senior Notes due 2025. Any such notice, if given, will only be given in accordance with the provisions of the indenture governing the Senior Notes due 2025.
Certain of the underwriters (or their affiliates or associated persons) may be holders of our Senior Notes due 2025 and would receive a portion of the proceeds from this offering as a result of the redemption of our Senior Notes due 2025. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds from this offering as a result of the redemption of our Senior Notes due 2025 and/or the redemption, repurchase or repayment of all or a portion of our Senior Notes due 2025, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting—Other Relationships.”

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2024 on an actual basis and on an as adjusted basis to give effect to the completion of this offering and use of proceeds therefrom.
The information in this table is presented and should be read in conjunction with the information under “Use of Proceeds” included elsewhere in this prospectus supplement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 3, 2024, each of which is incorporated by reference herein.
	March 31, 2024 (in thousands)
	Actual	As Adjusted(3)
Cash and cash equivalents	$614,330	$584,527
Senior Notes:
6.500% Senior Notes due 2025(1)	746,090	—
6.250% Senior Notes due 2029 offered hereby(2)	—	742,322
Total debt	746,090	742,322
Stockholders’ Equity:
Common Stock, par value $.01 per share; 600,000 shares authorized; 157,704 issued and outstanding	1,577	1,577
Additional paid-in capital	2,264,198	2,264,198
Accumulated other comprehensive (loss) income	(237,477)	(237,477)
Retained earnings	2,685,466	2,669,713
Total Stockholders’ Equity	4,713,764	4,698,011
Total Capitalization	$5,459,854	$5,440,333
(1)	Reflects the carrying value set forth on the Company’s consolidated balance sheet. The outstanding principal amount of the Senior Notes due 2025 as of March 31, 2024 was $750 million.
(2)	Reflects the carrying value expected to be set forth on the Company’s consolidated balance sheet. The outstanding principal amount upon closing of this offering would be $750 million.
(3)
Amounts in this column reflect this offering and the application of net proceeds from this offering as set forth in “Use of Proceeds,” to redeem our Senior Notes due 2025. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, our outstanding Senior Notes due 2025. Any such notice, if given, will only be given in accordance with the provisions of the indenture governing the Senior Notes due 2025.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a general description of the material provisions of certain of Enact’s existing indebtedness in addition to the indebtedness represented by the notes offered by this prospectus supplement. This summary is not a complete description of our indebtedness. You should read the indenture for our Senior Notes due 2025, which is incorporated by reference to our Annual Report incorporated by reference herein.
Existing Senior Notes
As of March 31, 2024, we had a carrying amount outstanding of $746.1 million on our Senior Notes due 2025.
In August 2020, Enact issued $750 million of unsecured Senior Notes due 2025, which bear interest at the rate of 6.5% per annum, payable semi-annually on February 15 and August 15, and mature on August 15, 2025. Enact has the option to redeem some or all of these notes at any time and from time to time with not less than 10 days’ notice prior to the date of such redemption (the “Redemption Date”), at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding, the applicable Redemption Date, plus an amount equal to the greater of: (i) 1.0% of the principal amount of such note, and (ii) the excess, if any, of (a) the present value as of such Redemption Date of (x) the par value of such note on February 15, 2025, plus (y) the remaining scheduled interest payments due on such note through February 15, 2025 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the applicable treasury rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal amount of such note.
We intend to use the net proceeds from this offering, together with other legally available funds, to redeem our Senior Notes due 2025 in accordance with the terms of the related indenture. See “Use of Proceeds.”
Covenants Under Our Existing Senior Notes
The indenture governing our Senior Notes due 2025 includes covenants related to limitations on our ability to incur additional indebtedness, make certain investments, create liens, transfer or dispose of assets and merge with or acquire other companies outside of specified circumstances as well as limitations on our ability to allow restrictions to distributions from certain of our subsidiaries.
Our Revolving Credit Agreement
Enact is a party to a $200 million unsecured revolving credit facility with a syndicate of bank lenders. The terms of the credit facility include the ability for Enact to increase the commitments under the credit facility, on an uncommitted basis, by an additional aggregate principal amount of up to $100 million. As of March 31, 2024 and to date, no borrowings are outstanding under the credit facility.
Covenants Under Our Revolving Credit Agreement
Our ability to borrow under the credit facility is conditioned on the satisfaction of certain financial and other negative and affirmative covenants, including covenants related to minimum net worth and statutory capital, a maximum debt-to-capitalization level, and limitations on our ability to incur additional indebtedness, make investments, create liens, transfer or dispose of assets and merge with or acquire other companies. The credit facility also requires us to comply with certain financial covenants as well as with all applicable financial requirements imposed pursuant to PMIERs. A failure to comply with these covenants or the other terms of the credit facility could result in an event of default thereunder, which could (a) result in the termination of the commitments by the lenders to make loans to Enact under the credit facility and (b) enable the lenders to declare, subject to the terms and conditions of the credit facility, any outstanding obligations under the credit facility to be immediately due and payable.

DESCRIPTION OF THE NOTES
Set forth below is a description of the specific terms of the 6.250% Senior Notes due 2029 (the “notes”), that we refer to in this prospectus supplement as the “notes.” This description supplements, and should be read together with, the description of the general terms and provisions of the notes set forth in the accompanying prospectus under the caption “Description of Debt Securities.” In particular, the “Terms Applicable to All Debt Securities” and the “Particular Terms of the Senior Debt Securities” in the “Description of Debt Securities” apply to the notes, unless specified otherwise below. As used in this “Description of the Notes” section, unless the context otherwise requires, references to “we,” “us,” “our” or “Enact” refer to Enact Inc. alone, without its consolidated subsidiaries.
The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus, the senior indenture, to be dated as of May 28, 2024, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we sometimes refer to in this prospectus supplement as the “trustee,” a form of which has been filed as an exhibit to the registration statement to which this prospectus supplement relates, as amended and supplemented by a supplemental indenture, to be dated as of May 28, 2024, between Enact and the trustee, and the instrument under which we designate the terms of the notes pursuant to the senior indenture. We sometimes refer in this prospectus supplement to the senior indenture, as so amended and supplemented, as the “indenture” or the “senior indenture.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
You may request a copy of the indenture from us as described under “Where You Can Find More Information.”
General
The notes will be issued as a series of senior debt securities under the senior indenture. The notes will be initially issued in the aggregate principal amount of $750 million. We may, without the consent of the holders of notes, issue additional notes having the same ranking and interest rate, maturity and other terms as the notes (except for the issue price and issue date). Any additional notes having such similar terms, together with the notes, will constitute a single series of debt securities under the senior indenture; provided, that any such additional notes shall be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on May 28, 2029. The notes are not subject to any sinking fund or mandatory redemption provision. The notes are available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Interest
Each note will bear interest at the rate of 6.250% per year from the date of original issuance, payable semi-annually in arrears on May 28 and November 28 of each year, beginning on November 28, 2024, each of which we sometimes refer to in this prospectus supplement as an “interest payment date,” to the person in whose name such note is registered at the close of business on May 13 and November 13 prior to such payment date (whether or not a business day). However, in the case of notes that have been called for redemption, interest will in some cases be payable to the holder of the notes on the redemption date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months.
In the event that any date on which interest or principal is payable on the notes is not a business day, then payment of the interest or principal payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. A “business day” means a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York or at a place of payment under the senior indenture are authorized or obligated by law, regulation or executive order to remain closed.
Ranking
The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. However, under the indenture to be entered into in connection with the notes offered hereby, any lien on the stock of certain subsidiaries which secures other indebtedness would also have to secure the indebtedness in respect of the notes equally and ratably, which would eliminate such effective subordination with respect to the value of the assets subject to that shared lien. Except as provided in the preceding sentence, the notes will effectively rank subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities, including secured borrowings, claims with respect to insured policies and trade payables, as well as the guarantee obligations of our direct subsidiary Enact Mortgage Holdings, LLC with respect to the credit facility and any future guarantees by our subsidiaries of other Enact indebtedness. Any right of ours to receive the assets of any of our subsidiaries upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.
We are a holding company and do not have any operations of our own. Because our operations are conducted through our subsidiaries, most of our cash flow and, consequently, our ability to pay any amounts due on the notes, depend on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax-sharing arrangements, supplemented with borrowings. However, the notes are exclusively our obligations. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments.
The ability of our mortgage insurance subsidiaries to pay dividends to Enact is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled. As a result, Enact may be unable to gain access to the cash flow or assets of its insurance subsidiaries. In particular, our insurance subsidiaries may pay dividends only from unassigned surplus; payments made from sources other than unassigned surplus, such as paid-in and contributed surplus, are categorized as distributions.
In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets that secure any of our indebtedness will first be used to repay that secured indebtedness. Any assets remaining after such repayment will be used to satisfy our unsecured payment obligations under the notes and other liabilities that rank equally in right of payment to the notes. There may not be sufficient assets to pay any or all of the amounts due on the notes then outstanding.
As of March 31, 2024, Enact had no secured indebtedness outstanding and $750 million principal amount of Senior Notes due 2025 outstanding, which would rank equally in right of payment with the notes offered hereby. As of March 31, 2024, our subsidiaries did not have any indebtedness (exclusive of claims with respect to insured policies and trade payables) that would effectively or structurally rank senior to the notes. We intend to use the net proceeds from this offering, together with other legally available funds, to redeem our Senior Notes due 2025 in accordance with the terms of the related indenture. See “Use of Proceeds.”
As adjusted to include the sale of the notes we are offering by this prospectus supplement and the application of net proceeds as set forth in “Use of Proceeds,” Enact’s total unconsolidated debt as of March 31, 2024 would have been approximately $742.3 million and would have represented approximately 13.6% of our capitalization as of that date. See “Risk Factors—The notes are unsecured, are effectively subordinated to any of Enact’s future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and are structurally subordinated to all liabilities of our subsidiaries, including their borrowings and guarantee liabilities, claims with respect to insured policies and trade payables.”
The senior indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we may create, incur, assume or guarantee, nor does the senior indenture limit the amount of indebtedness or other liabilities that our subsidiaries may create, incur, assume or guarantee.

Optional Redemption
Prior to April 28, 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate will be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date(the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we will calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding such date and one with a maturity date following such date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depository’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
Any redemption of the notes may, at our discretion, be subject to one or more conditions precedent. Any related written notice of redemption will describe the conditions precedent and, at our discretion, will indicate that the redemption date may be delayed or the written notice rescinded if all such conditions precedent have not been satisfied or waived by us.
In the case of a partial redemption, selection of the notes for redemption will be made on a pro rata pass-through distribution basis. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depository), the redemption of the notes will be done in accordance with the policies and procedures of the depository.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Subject to the foregoing and to applicable law (including, without limitation, U.S. federal securities laws), we or our affiliates may directly or indirectly, at any time and from time to time, purchase outstanding notes by tender or exchange offer, in the open market or by private agreement.
Certain Covenants
The notes will include the following additional covenants:
Limitation on Liens of Stock of Designated Subsidiaries
Neither we nor any of our designated subsidiaries (as defined below) will be permitted to create, assume, incur or permit to exist any indebtedness secured by any lien on the present or future capital stock of any designated subsidiary unless the notes, and, at our election, any other indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security, are secured equally and ratably with such indebtedness for at least the time period this indebtedness is so secured. Notwithstanding the foregoing, we may, without securing the notes or such other indebtedness, incur liens existing on such capital stock before such person becomes a designated subsidiary so long as (1) such lien was in existence prior to, and is not created in contemplation of or in connection with, such person becoming a designated subsidiary, (2) such lien will not apply to capital stock of any other designated subsidiary and (3) such lien will secure only those obligations which it secures on the date such person becomes a designated subsidiary, and extensions, renewals and replacements of the foregoing liens that do not increase the outstanding principal amount secured by such liens and do not extend to capital stock of any other designated subsidiary.
Limitation on Sales of Capital Stock of Designated Subsidiaries
Neither we nor any of the designated subsidiaries will be permitted to issue, sell, transfer or dispose of capital stock of a designated subsidiary, except to us or one of our subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless (1) we dispose of the entire capital stock of the designated subsidiary at the same time for cash or property which, in the opinion of our board of directors, is at least equal to the fair market value of the capital stock or (2) we sell, transfer or otherwise dispose of any capital stock of a designated subsidiary for at least fair market value (in the opinion of our board of directors) and, after giving effect thereto, we and our subsidiaries would own more than 80% of the issued and outstanding voting stock of such designated subsidiary.
Certain Definitions
“Capital Lease Obligation” means the amount of the liability in respect of a capital lease or finance lease that would appear on the balance sheet in accordance with GAAP (but specifically excluding the liability in respect of any operating lease whether or not Accounting Standard Codification Topic 842 would otherwise apply and whether or not such operating lease liability may appear on the balance sheet).

“Designated subsidiary” means any present or future consolidated subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of our consolidated stockholders’ equity. As of the date hereof, the only designated subsidiaries are Enact Mortgage Holdings, LLC and Enact Mortgage Insurance Corporation.
“GAAP” means generally accepted accounting principles in the United States.
“Hedging Obligations” means with respect to any person, the net obligations of that person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect that person against fluctuations in interest rates.
“Indebtedness” means, with respect to any person:
(1)
the principal of, and any premium and interest on, indebtedness of that person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

(2)	all Capital Lease Obligations of that person;
(3)
all obligations of that person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);

(4)
all obligations of that person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business;

(5)	all Hedging Obligations of that person;
(6)	all obligations of the type referred to above of other persons for which that person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness will not include:
(i)	endorsements for collection or deposit in the ordinary course of business or
(ii)	financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;
(7)	all obligations of the type referred to above of other persons secured by any lien on any property or asset of that person; and
(8)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.
Notwithstanding the foregoing, (i) Indebtedness of a person will not include (x) any customer deposits, unapplied cash, received premiums or advance payments received in the ordinary course of business, (y) the following obligations issued or undertaken in connection with a Statutory Capital Financing: (A) Surplus Notes issued by an Insurance Subsidiary or other obligations of any Special Purpose Subsidiary (“Reserve Financing Notes”), (B) any securities backed by such Reserve Financing Notes by an entity formed in connection with a Statutory Capital Financing, (C) letters of credit or similar instruments issued for the account of any Special Purpose Subsidiary, (D) reimbursement obligations of any Special Purpose Subsidiary or any obligations under Reinsurance Agreements, (E) any guarantees of the obligations described in (A), (B), (C) or (D) above, (F) reimbursement obligations or (G) capital maintenance or similar obligations in favor of any Special Purpose Subsidiary; and (z) any loss or insurance reserves or any obligations with respect to insurance policies, annuities, guaranteed investment contracts, shared services or cost-sharing arrangements and policies underwritten by an Insurance Subsidiary, obligations under Reinsurance Agreements, any guarantee or assumption of credit risk that is a feature of the products offered to customers by an Insurance Subsidiary, risk in force, contract underwriting recourse or indemnification obligations; and (ii) in connection with the purchase by a person of any business, the term Indebtedness will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid promptly after becoming due.
“Insurance Subsidiary” means any subsidiary that is required to be licensed as an insurer or reinsurer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement by which an insurance subsidiary agrees to cede to, or assume from, another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements, including, but not limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable insurance regulatory authority.
“Special Purpose Subsidiary” means any subsidiary formed to issue surplus notes or other obligations in connection with a statutory capital financing or enter into reinsurance agreements in connection with a statutory capital financing or enter into ancillary obligations in respect of the foregoing.
“Statutory Capital Financing” means a transaction or series of transactions entered into primarily for the purpose of financing a portion of the capital and surplus required to be held by an insurance subsidiary, where the proceeds or funding obligations provided by the financing counterparty or counterparties in such transaction or transactions are not expected, as of the date such transaction or transactions are entered into, to be used or applied to pay insurance or reinsurance claims reasonably projected to be payable as of the date such transaction or transactions are entered into.
“Subsidiary” means, with respect to us:
(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more of our other subsidiaries (or a combination thereof); and

(2)
any partnership (a) of which we or one of our subsidiaries is the sole general partner or the managing general partner or (b) the only general partners of which are us or one or more of our subsidiaries (or any combination thereof).

“Surplus Note” means a promissory note executed by an insurance subsidiary of the type generally described in the insurance industry as a “surplus note”, the principal amount of which an insurance regulator permits the issuer to record as an addition to statutory surplus rather than as a liability in accordance with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority.
Methods of Receiving Payments on the Notes
With respect to global notes, we will pay principal of and interest on the notes in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such note. With respect to physical notes, if a holder of such notes has given us wire transfer instructions, we will pay all interest, on that holder's notes in accordance with those instructions, provided that the aggregate principal amount of such notes is more than $10,000,000. All other interest payments on such notes will be made by check mailed to the holders at their addresses set forth in the register of notes. We will pay the principal of any physical notes at the office or agency we designate for that purpose.
Transfer and Exchange
The notes may be transferred or exchanged in accordance with the senior indenture. The registrar and the trustee may require a holder of the notes, among other things, to furnish appropriate endorsements and transfer documents and we or the trustee may require a holder to pay any taxes and fees required by law or permitted by the senior indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
The registered holder of a note will be treated as its owner for all purposes under the senior indenture.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. will be the initial trustee and will also serve as the initial registrar, notes custodian and paying agent for the notes. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, registrar, notes custodian and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
We may change the paying agent, notes custodian and/or registrar without prior notice to the holders of the notes.
Governing Law
The indenture provides that the notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry, Settlement and Clearance
The Global Notes
The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the entity acting as trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”), including Clearstream and Euroclear, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in a global note).
Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “holders,” includes holders of beneficial interests in such global notes. Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
Book-entry Procedures for the Global Notes
All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters nor the trustee are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the senior indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (including in its capacity as paying agent) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered (i) to each person that DTC identifies as a beneficial owner of the related notes only if (a) DTC notifies us at any time that it is unwilling or unable to continue as depository for the global notes and a successor depository is not appointed within 90 calendar days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 calendar days; or (ii) if an event of default with respect to the notes has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the notes be exchanged for notes in physical, certificate form.
No Personal Liability of Directors, Officers, Employees and Stockholders
None of our directors, officers, employees, incorporators or stockholders or those of any of our subsidiaries, as such, shall have any liability for any of our obligations under the notes, the senior indenture, or for any claim based on, in respect of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a description of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect. This summary is limited to beneficial owners that purchase notes in the initial offering at their original issue price (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, qualified retirement plans, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:
•	the potential application of the income accrual rules set forth in Section 451(b) of the Code;
•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes;
•	the U.S. federal estate and gift, Medicare contribution or alternative minimum tax consequences of the purchase, ownership or sale of the notes; or
•	any state, local or non-U.S. tax consequences of the purchase, ownership and sale of the notes.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes owns notes, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are such a partnership or other entity or arrangement treated as a partnership investing in notes (or if you are a partner in such a partnership or entity or arrangement), you are urged to consult your tax advisor about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.
For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note and you are:
•	an individual citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a non-U.S. holder is a beneficial owner of a note that is not a U.S. holder and is not a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.
This summary is not binding on the IRS. We have not sought, and do not plan to seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court.

This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the notes, including the application to their particular situation of any U.S. federal, state, local, and non-U.S. tax laws and of any applicable income tax treaty.
Tax Consequences to U.S. Holders
This subsection describes certain U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to Non-U.S. Holders” below.
Interest and Original Issue Discount on the Notes
It is expected, and therefore this discussion assumes, that the notes will be treated as issued without original issue discount for U.S. federal income tax purposes. Accordingly, you will generally be required to include stated interest in income as ordinary income at the time the interest on the notes is received or accrued, according to your method of tax accounting.
Sale, Exchange or Repurchase of the Notes
You will generally recognize gain or loss upon a taxable sale, exchange or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on such sale, exchange or repurchase and (2) your adjusted tax basis in the note. Your adjusted tax basis in the notes generally will equal the cost of the notes to you. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income). The capital gain or loss will generally be long-term if your holding period at the time of sale, exchange or repurchase has exceeded twelve months and will generally be short-term if your holding period is twelve months or less. A reduced tax rate may apply to individuals and other noncorporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Tax Consequences to Non-U.S. Holders
This subsection describes certain U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “—Tax Consequences to U.S. Holders” above.
Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your tax advisor to determine the U.S. federal, state, local and non-U.S. tax consequences that may be relevant to you.
Payments with Respect to the Notes
Subject to the discussions below under “FATCA Withholding” and “Information Reporting and Backup Withholding,” if you are a non-U.S. holder, all payments of interest made to you on the notes will be exempt from U.S. federal withholding tax, provided that you satisfy one of two tests.
The first test is satisfied if:
•
you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of Enact’s stock that are entitled to vote and are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related, directly or indirectly, to Enact through stock ownership;

•	you are not a bank for whom the note reflects an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and
•
you certify to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), under penalties of perjury, that you are not a U.S. person. If you hold the notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries in the payment chain. Special rules apply to estates and trusts and, in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
The second test is satisfied if you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you (or your agent) provide to us a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), claiming eligibility for the exemption.
In the case of a sale, exchange, repurchase or other disposition of the notes, subject to the discussions below under “FATCA Withholding” and “Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax on gain recognized on such sale, exchange, repurchase or other disposition of the notes, unless:
•	if you are an individual non-U.S. holder, you are present in the United States for more than 183 days in the taxable year of such disposition; and
•	your holding of the notes is effectively connected with the conduct of a trade or business in the United States.
If you cannot satisfy either of the tests described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a U.S. permanent establishment.
If you are engaged in a trade or business in the United States and interest on a note or gain recognized on the sale, exchange, repurchase or other disposition of a note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest or gain will be included in the earnings and profits of a foreign corporation.
An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced if the individual is entitled to the benefit of a nondiscrimination provision of an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such person’s U.S.-source capital losses, if any.
Information Reporting and Backup Withholding
If you are a U.S. holder of a note, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of the note, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number (“TIN”), underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to subject those payments to U.S. backup withholding tax. A U.S. holder that does not provide the paying agent with its correct TIN may be subject to penalties imposed by the IRS.
In general, if you are a non-U.S. holder, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you will not be subject to information reporting or backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “—Tax Consequences to Non-U.S. Holders—Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.
FATCA Withholding
The Foreign Account Tax Compliance Act (“FATCA”), which was enacted as part of the HIRE Act of 2010, currently imposes U.S. federal withholding tax at a rate of 30% on payments of interest made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an institution or entity is acting as an intermediary) that fail to comply with certain information reporting obligations and the requirement to provide an IRS Form W-8BEN-E that establishes exemption from FATCA withholding.
Current provisions of the Code and U.S. Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of debt obligations that can produce U.S. source interest income (such as the notes) as subject to FATCA withholding after December 31, 2018. However, under proposed U.S. Treasury regulations that were issued before that date (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.
If FATCA withholding tax were to apply to a payment made in respect of the notes, neither we, as the issuer, nor the trustee or any paying agent nor any other person would be required under the terms and conditions of the notes to pay any additional amount as a result of the FATCA withholding. Accordingly, any investor that fails to document its exemption from FATCA may receive less interest or principal than expected.
Prospective investors should consult with their tax advisors regarding the possible implications of FATCA with respect to an investment in the notes. Accordingly, prospective investors should consult their banks or brokers about the likelihood that payments to those banks or brokers (for credit to such investors) will become subject to withholding in the payment chain. Investors in the notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the notes is subject to withholding because it fails to comply with the reporting requirements.

UNDERWRITING
J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions to be set forth in an underwriting agreement (the “Underwriting Agreement”) between the Company and the Representatives, the Company has agreed to sell to the underwriters, and each of the underwriters have agreed, severally and not jointly, to purchase from the Company, together with all other underwriters, notes in the principal amount listed opposite their names in the following table:
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$262,500,000
Citigroup Global Markets Inc.	187,500,000
Goldman Sachs & Co. LLC	187,500,000
Barclays Capital Inc.	56,250,000
Truist Securities, Inc.	56,250,000
Total	$750,000,000
The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Company has been advised by the Representatives that the notes sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.350% of the principal amount of the notes. Any such securities dealers may resell the notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the notes. After the initial offering of the notes to the public, the underwriters may from time to time change the public offering price and other selling terms.
The following table shows the per note and total underwriting discounts to be paid to the underwriters by us.
Per Note	0.600%
Total	$4,500,000
The Company has agreed, during the period from the date of the Underwriting Agreement through one day following consummation of this offering not to offer, sell or contract to sell, pledge or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company that have a tenor of more than one year after the consummation of this offering and that rank pari passu with, and otherwise are substantially similar to, the notes, without the prior written consent of the Representatives.
We estimate that the total out-of-pocket expenses of this offering payable by the Company, excluding the underwriting discounts, will be approximately $2.8 million.
The underwriters intend to offer the notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.
The notes will constitute a new class of securities with no established trading market. The Company does not intend to list the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice at their sole discretion. Any market-making activity will be subject to limits imposed by law. Further, the ability of the underwriters to make a market in the notes may be impacted by changes in regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the notes.

Accordingly, the Company cannot assure you as to the development or liquidity of any trading market for the notes. See “Risk Factors—If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.”
The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Alternative Settlement Cycle
The Company expects to deliver the notes against payment for the notes on or about May 28, 2024, which will be the third business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to their date of delivery will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Price Stabilization, Short Positions and Penalty Bid
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater amount of notes than they are required to purchase in this offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales, as well as other purchases by the underwriters for their own accounts, may have the effect of raising or maintaining the market price of the notes or preventing or slowing a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market or in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may be discontinued at any time.
Neither the Company nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the Company nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is party to our $200 million unsecured revolving credit facility and acted as administrative agent, joint lead arranger and syndication agent and bookrunner under such facility. Citibank N.A., an affiliate of Citigroup Global Markets Inc., and Goldman Sachs Bank USA, an affiliate of Goldman Sachs & Co. LLC, each acted as lender under such facility.
We intend to use the net proceeds of this offering, together with other legally available funds, to redeem our Senior Notes due 2025. Certain of the underwriters (or their affiliates or associated persons) may be holders of our Senior Notes due 2025 and would receive a portion of the proceeds from this offering as a result of the redemption of our Senior Notes due 2025. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds from this offering as a result of the redemption of our Senior Notes due 2025 and/or the redemption, repurchase or repayment of all or a portion of our Senior Notes due 2025, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. See “Use of Proceeds”
Selling Restrictions
Other than in the United States, no action has been taken by the Company or the underwriters that would permit a public offering of the notes, or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3А.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Accordingly, any person making or intending to make an offer in that member state of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for such offer. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
In relation to each member state of the EEA, an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus will not be made to the public in that member state other than:
(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or
(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for offers of the notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for such offer. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
An offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus will not be made to the public in the UK other than:
(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

(c)	in any other circumstances falling within section 86 of the FSMA, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of

Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the notes. If you are in doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the notes nor any interest therein have been or will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any of the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters in connection with this offering of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Enact Holdings, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on February 29, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2024 incorporated by reference into Part III of our Annual Report on Form 10-K;

•	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 3, 2024; and
•	The Current Report on Form 8-K that we filed with the SEC on May 1, 2024 (Item 8.01 only).
You may obtain documents incorporated by reference into this prospectus supplement at no cost by writing or telephoning us at the following address:
Enact Holdings, Inc.
8325 Six Forks Road,
Raleigh, North Carolina 27615
Attention: Corporate Secretary
(919) 846-4100
Copies of these filings are also available without charge on our website at www.enactmi.com. The contents of our website have not been incorporated into and do not form a part of this prospectus supplement or the accompanying prospectus. We have included this website address only as an inactive textual reference and does not intend it to be an active link to its website.

PROSPECTUS
Enact Holdings, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Rights
Units
Guarantees
Enact Holdings, Inc. (“Enact”) may from time to time offer to sell its senior, senior subordinated or subordinated debt securities (which may consist of debentures, notes or other types of debt), shares of its common stock or preferred stock, either separately or represented by warrants or rights, units each representing a combination of two or more of the foregoing securities, as well as guarantees.
We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest.
In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.
Our common stock is listed on the Nasdaq Stock Market under the symbol “ACT.”
The mailing address of our principal executive offices is 8325 Six Forks Road, Raleigh, North Carolina 27615. Our telephone number is (919) 846-4100.
Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus and any risk factors described in any prospectus supplement and in our filings with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus and any prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities by us also will be set forth in the applicable prospectus supplement.
Prospectus dated April 11, 2024.

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should read this prospectus, any prospectus supplement and any free writing prospectus together with any documents incorporated therein by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated, or the context otherwise requires (including as noted in “Description of the Debt Securities” herein), references in this prospectus to “Enact,” the “Company,” “we,” “us” and “our” are to Enact Holdings, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Our common stock is listed and traded on the Nasdaq Stock Market. Information about us, including our SEC filings, is also available at our website at https://www.enactmi.com. The contents of our website and the SEC website have not been incorporated into and do not form a part of this prospectus or any prospectus supplement. Enact has included these website addresses only as inactive textual references and does not intend them to be active links to such websites.

Forward-Looking Statements
This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including but not limited to, those set forth in the risk factors in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, incorporated by reference herein and in any prospectus supplement and other offering materials.
By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on February 29, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 2, 2024 incorporated by reference into Part III of our Annual Report on Form 10-K; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:
Enact Holdings, Inc.
8325 Six Forks Road,
Raleigh, North Carolina 27615
Attention: Corporate Secretary
(919) 846-4100
Copies of these filings are also available without charge on our website at www.enactmi.com. The contents of our website have not been incorporated into and do not form a part of this prospectus or any prospectus supplement. We have included this website address only as an inactive textual reference and does not intend it to be an active link to its website.

THE COMPANY
Enact is a leading private mortgage insurance company serving the United States housing finance market since 1981 with a mission to help people buy a house and keep it their home. We operate in all 50 states and the District of Columbia. Our principal mortgage insurance customers are originators of residential mortgage loans who typically determine which mortgage insurer or insurers they will use for the placement of mortgage insurance written on loans they originate.
Enact’s address is 8325 Six Forks Road, Raleigh, North Carolina 27615. Enact Holdings, Inc. is incorporated in Delaware.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein) or any prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” above.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
We will not receive any proceeds from sales of securities by selling securityholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time offer under this prospectus, separately or together:
•	senior, senior subordinated or subordinated debt securities;
•	common stock;
•	preferred stock;
•	warrants to purchase from us shares of our common stock, preferred stock or other securities;
•	rights to purchase from us shares of our common stock, preferred stock or other securities;
•	units, each representing a combination of two or more of the foregoing securities; and
•	guarantees.
DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities. As used in this “Description of the Debt Securities” section, unless the context otherwise requires, references to “we,” “us,” “our” or “Enact” refer to Enact Holdings, Inc. alone, without its consolidated subsidiaries.
The debt securities will be our direct obligations and will be issued under one of three indentures to be entered into between us and The Bank of New York Mellon Trust Company, N.A., or another trustee chosen by us that is qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed under an indenture. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.
Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax-sharing arrangements, supplemented with borrowings from time to time. Certain of our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the jurisdictions where they are domiciled.
Because we are a holding company, we rely on dividends from, and permitted payments under tax-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.
We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement. Holders of debt securities that we may offer hereby and by any prospectus supplement will not have the benefit of certain covenants applicable to our outstanding debt securities, which may be more restrictive.
Terms Applicable to All Debt Securities
No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.
Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:
•	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);
•
any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

•	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;
•
the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the securities of the series and the indenture may be served and notices to holders will be published;

•
the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at the option of the Company and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

•
the right or the obligation, if any, of the Company to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which securities of the series will be issuable;
•
if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•
if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at the election of the Company or a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

•
if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

•
if other than the principal amount thereof, the portion of the principal amount of such securities of the series that will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any securities of the series will be payable;
•	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;
•	any deletions from, modifications of or additions to the events of default or covenants of the Company pertaining to the securities of the series;
•
under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company has the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

•	the forms of the securities of the series;
•	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;
•	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;
•
if the securities of the series will be issued in whole or in part in global form, (A) the depository for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

•	the designation of the depository with respect to the securities of the series;
•	any restrictions on the registration, transfer or exchange of the securities of the series;
•
if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
if the securities of the series will be convertible into or for other securities or property of the Company, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other securities or property of the Company;

•
whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

•
any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depository or its nominee. Upon issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depository for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.
A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable regulations of the U.S. Department of the Treasury promulgated under the Internal Revenue Code of 1986, as amended, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.
Covenants. We will agree in the indentures with respect to any series of debt securities to:
•	pay the principal, interest and any premium on the securities of the series when due;
•
maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

•
prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

•
deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

•
unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:
•	we are the surviving entity; or
•
the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indenture and is organized or existing under the laws of the United States of America or any state thereof or the District of Columbia; and, in either case,

•	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.
Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of the Company’s assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:
•
all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•
the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:
•
to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•
to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance. We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

○
we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities;

•	cash in United States dollars;
•
non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

•
a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

○
we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

○
no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

○
we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.
The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.
Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.
Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depository or in the name of a nominee for a depository identified in the prospectus supplement relating to such debt securities. The specific terms of the depository arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depository for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depository for such registered global security or on the records of participants for interests of persons holding through participants.
So long as the depository for a registered global security, or its nominee, is the registered owner of a registered global security, the depository or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:
•	be entitled to have the debt securities represented by such registered global security registered in their names;
•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or
•	be considered the owners of record or holders of the debt securities.
Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depository for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depository would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.
Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee nor any underwriters or agents with respect to any offering will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.
We expect that the depository for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”
If the depository notifies us that it is unwilling or unable to continue as depository for the global security or if at any time the depository ceases to be a clearing agency registered under the Exchange Act, and such registration as a clearing agency is required by applicable law or regulation to serve as a depository, and, in either situation, we do not appoint a successor depository within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimum denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.
Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depository shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in such registered global security.
If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depository identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.
Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.
A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.
Particular Terms of the Senior Debt Securities
Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.
Events of Default. The following, among others, are events of default under a series of senior debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

•
we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

•	we fail to pay our indebtedness in excess of $100,000,000 as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of the trustee’s directors and/or trust officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The senior indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:
•	the direction cannot conflict with any law or regulation or the indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.
A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of each holder of senior debt securities affected.
We will periodically file statements with the trustee regarding our compliance with covenants in the senior indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;

•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities
Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.
Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:
•	any liability for federal, state, local or other taxes;
•	any indebtedness to any of our subsidiaries or other affiliates;
•	any trade payables;
•	any indebtedness that we may incur in violation of the senior subordinated indenture; or
•	obligations under any subordinated debt securities.
If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.
We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.
The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.
We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.
The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.
Events of Default. The following, among others, may be events of default under a series of senior subordinated debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;
•
we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

•	we fail to pay our indebtedness in excess of $100,000,000 as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default.
Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of the trustee’s directors and/or trust officers in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture), of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.
The senior subordinated indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:
•	the direction cannot conflict with any law or regulation or the indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.
A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and
•
during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of each holder of senior subordinated debt securities affected.
We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;
•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities
Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.
Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:
•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and
•
different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

•	The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.
Events of Default. The following, among others, may be events of default under a series of subordinated debt securities:
•	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;
•	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;
•
we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	we fail to pay our indebtedness as set forth in the indenture; and
•	certain events of bankruptcy or insolvency occur, whether voluntary or not.
The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.
If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has received written notice of the default or event of default.
Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, the Board of Directors of the trustee, the executive committee of the trustee or a committee of directors and/or trust officers of the trustee in good faith determines that withholding the notice is in the interests of the holders.
If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any (subject to applicable subordination provisions in the relevant indenture), of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified to its satisfaction by the holders before proceeding to exercise any right or power at the request of any of the holders.
The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:
•	the direction cannot conflict with any law or regulation or the subordinated indenture;
•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and
•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.
A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:
•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;
•
the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and
•
during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.
The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:
•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;
•	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and
•	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of each holder of subordinated debt securities affected.
We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.
Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture.

Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:
•	change the maturity date, or the payment date of any installment interest on, any securities;
•	reduce the principal amount of, or interest on, any securities;
•	change the place, manner or currency of payment of principal of, or interest on, any securities;
•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;
•	change the ranking of the securities in a manner adverse to the holders of securities;
•	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;
•	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;
•
reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

•	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.
We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:
•	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;
•	add guarantees with respect to the securities;
•	secure the securities;
•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;
•
make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depository;
•
provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

•	add additional events of default;
•	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or
•
conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Concerning the Trustee
In the ordinary course of its business, The Bank of New York Mellon Trust Company, N.A., the initial trustee, provides, and may continue to provide, service to us as trustee under the indentures governing certain of our senior notes and will provide service to us as trustee under any indentures to be entered into with respect to any future issuances of senior, senior subordinated or subordinated debt securities. Each indenture contains, or will contain, limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indentures permit, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest as such term is defined in the Trust Indenture Act, it must eliminate such conflict or resign.
The indentures provide, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indentures, unless it receives indemnity satisfactory to it against any loss, liability or expense.
DESCRIPTION OF OUR OTHER OFFERED SECURITIES
We will set forth in a prospectus supplement a description of the common stock, preferred stock, warrants, rights, units or guarantees to be offered under this prospectus.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in a prospectus supplement.
VALIDITY OF THE SECURITIES
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities offered hereby. Unless otherwise indicated in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Enact Holdings, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$750,000,000

Enact Holdings, Inc.

6.250% Senior Notes due 2029

Prospectus Supplement

Joint Book-Running Managers
J.P. Morgan	Citigroup	Goldman Sachs & Co. LLC
Barclays		Truist Securities

May 22, 2024